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                                                                                                        EXHIBIT 11

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                                                             MULTIMEDIA, INC.
                                      Computation of Primary and Fully Diluted Earnings per Share

                                                              Three Months Ended               Nine Months Ended
                                                             9/30/94      9/30/93             9/30/94      9/30/93
Primary

Earnings before cumulative effects of changes
  in accounting principles                                $30,469,000   30,241,000         $67,246,000   63,706,000
Cumulative effect of changes in accounting principles             ---          ---                 ---   14,332,000
Net earnings applicable to
  common and common equivalent shares                     $30,469,000   30,241,000         $67,246,000   78,038,000

Shares:
Weighted average number of
  common and common equivalent
  shares outstanding                                       38,285,000   38,369,000          38,282,000   38,330,000
Earnings before cumulative effect of changes in
  accounting principles                                   $       .80          .79         $      1.76         1.67
Cumulative effect of changes in accounting principles             ---          ---                 ---          .37
Net earnings per share                                    $       .80          .79         $      1.76         2.04

Fully Diluted

Earnings before cumulative effect of changes
  in accounting principles                                $30,469,000   30,241,000         $67,246,000   63,706,000
Cumulative effect of changes in accounting principles             ---          ---                 ---   14,332,000
Net earnings applicable to
  common and common equivalent shares                     $30,469,000   30,241,000         $67,246,000   78,038,000

Shares:
Weighted average number of
  common and common equivalent
  shares assuming ending
  market price                                             38,288,000   38,310,000          38,281,000   38,393,000
Earnings before cumulative effect of changes in
  accounting principles                                   $       .80          .79         $      1.76         1.66
Cumulative effect of changes in accounting principles             ---          ---                 ---          .37
Net earnings per share                                    $       .80          .79         $      1.76         2.03
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